UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 1, 2007

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, Seattle, Washington 98185

(Address of principal executive officers) (Zip Code)

(206) 545-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 1, 2007, Safeco announced that its board of directors had approved a regular dividend of $0.40 per share on its common stock. The dividend is payable October 22, 2007 to shareholders of record on October 5, 2007.

The company also announced that its board of directors had approved the repurchase of up to $750 million of the company’s common stock, which replaces the board’s prior share repurchase authorization. At the closing share price on August 1, 2007, the current authorization is equal to approximately 12 percent of Safeco’s shares outstanding at June 30, 2007.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 Press release “Safeco Declares Regular Dividend and Announces $750 Million Share Repurchase Plan” dated August 1, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Safeco Corporation
Registrant

Dated: August 2, 2007	/s/ Kris L. Hill
Kris L. Hill Vice President and Controller